EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of Interep National Radio Sales, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, Ralph C. Guild, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 29, 2004	/s/ Ralph C. Guild
Ralph C. Guild
Chairman of the Board and Chief Executive Officer

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of Interep National Radio Sales, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, William J. McEntee, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 29, 2004	/s/ William J. McEntee, Jr.
William J. McEntee, Jr.
Senior Vice President and Chief Financial Officer